UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): January 29, 2007

First Financial Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-17122	57-0866076
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer I.D. number

34 Broad Street, Charleston, South Carolina 29401
(Address of principal executive offices)

Registrant's telephone number (including area code): (843) 529-5933

Not applicable
(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 -- Corporate Governance and Management

          Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

First Financial announced in a press release dated January 29, 2007 that at its Annual Meeting on January 25, 2007, shareholders elected Paula Harper Bethea, Paul G. Campbell, Jr. and Ronnie M. Givens to the Board of Directors for a three-year term to expire January 2010.

Section 7 -- Regulation FD

          Item 7.01 Regulation FD Disclosure

In the above mentioned press release dated January 29, 2007 First Financial also reported that its shareholders ratified the adoption of the First Financial Holdings, Inc. 2007 Equity Incentive Plan and the Board of Directors declared a regular quarterly cash dividend of $.25 per share. The dividend is payable February 23, 2007, to stockholders of record as of February 9, 2007.

In a separate press release dated January 29, 2007, First Financial Holdings announced that the Board of Directors has authorized the Company to commence a stock repurchase program to acquire up to 600,000 shares of the Company's common stock. For further information see the attached press releases in exhibits 99.1 and 99.2.

Section 9 -- Financial Statements and Exhibits

          Item 9.01 Financial Statements and Exhibits

          (a) Not applicable.

          (b) Not applicable.

          (c) Exhibits

Exhibit (99.1) Press release dated January 29, 2007 concerning the dividend and results of the Annual Meeting.

Exhibit (99.2) Press release dated January 29, 2007 concerning the new stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC

/s/ Susan E. Baham
Susan E. Baham
Executive Vice President, Chief Financial Officer
and Principal Accounting Officer

Date: January 29, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	First Financial Holdings, Inc. Declaration of Dividends and Results of Annual Meeting
99.2	First Financial Holdings, Inc. Stock Repurchase Program